                                                                     Exhibit 1.2

                                PRICING AGREEMENT

Barclays Bank PLC
The Royal Bank of Scotland plc
As Representatives of the
several Underwriters
named in Schedule I hereto

c/o Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

c/o The Royal Bank of Scotland plc
135 Bishopsgate
London EC2M 3UR
United Kingdom

Ladies and Gentlemen:

      MetLife, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated June 22, 2005 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Underwritten Securities").

      Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,


                                       METLIFE, INC.


                                       By: /s/ Anthony J. Williamson
                                           -----------------------------
                                           Name: Anthony J. Williamson
                                           Title: Senior Vice President and
                                                  Treasurer

Accepted as of the date hereof
on behalf of each of the Underwriters:

Barclays Bank PLC

By: /s/ Shenaaz Kazi
   -----------------------------------
   Name:  Shenaaz Kazi
   Title: Authorised Signatory



The Royal Bank of Scotland plc

By: /s/ Shenaaz Kazi
   -----------------------------------
   Name:  Shenaaz Kazi
   Title: The Royal Bank of Scotland plc

                                   SCHEDULE I
                              TO PRICING AGREEMENT

                                                Principal Amount of 5.25%
                                                Senior Notes due 2020 to
      Underwriters                              be Purchased
      ------------                              --------------------------
      Barclays Bank PLC                                      GBP80,000,000
      The Royal Bank of Scotland plc                            80,000,000
      Banc of America Securities Limited                        80,000,000
      Goldman Sachs International                               80,000,000
      Merrill Lynch International                               40,000,000
      ABN AMRO Bank N.V.                                        10,000,000
      BNP Paribas                                               10,000,000
      Deutsche Bank AG, London Branch                           10,000,000
      HSBC Bank plc                                             10,000,000
                                                --------------------------
            Total........................                   GBP400,000,000

                                      SI-1

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement, dated June 22, 2005

Registration Statement Nos. 333-124358

Title, Purchase Price and Description of Securities:

            TITLE: 5.25% Senior Notes due 2020

            APPLICABLE SECURITIES AGREEMENTS:

            Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to J.P. Morgan Trust Company, National Association) (the "Senior Indenture")

            Supplemental Indenture dated as of June 29, 2005, between MetLife, Inc. and J.P. Morgan Trust Company, National Association (the "Fourteenth Supplemental Indenture").



            AGGREGATE PRINCIPAL AMOUNT OF UNDERWRITTEN SECURITIES: GBP400,000,00

            ISSUE DATE: June 29, 2005

            TERM: June 29, 2020

            PAYMENT DATES: Annually each June 29, commencing on June 29, 2006

            PRICE TO THE PUBLIC: 98.886%

            PURCHASE PRICE BY UNDERWRITERS: 98.461%

            TERMS OF THE SECURITIES: As set forth in the Final Prospectus dated June 22, 2005.

            ADDITIONAL CLOSING CONDITION: LeBoeuf, Lamb, Greene & MacRae, L.L.P., English Legal advisers to the Company, shall deliver a written opinion with respect to matters of English law relating to the Designated Securities in form and substance reasonably satisfactory to the Underwriters, which opinion shall be delivered to the Representatives at the Closing.

                                     SII-1

            CLOSING DATE, TIME AND LOCATION: June 29, 2005, 10:00 a.m. (London time); Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006.

            DESIGNATED REPRESENTATIVES: Barclays Bank PLC; The Royal Bank of Scotland plc

            ADDRESSES FOR NOTICES, ETC.:

            IF TO THE REPRESENTATIVES:

                  c/o Barclays Bank PLC
                  5 The North Colonnade
                  Canary Wharf
                  London E14 4BB
                  United Kingdom

                  c/o The Royal Bank of Scotland plc
                  135 Bishopsgate
                  London EC2M 3UR
                  United Kingdom

            With a copy to:

                  Cleary Gottlieb Steen & Hamilton LLP
                  One Liberty Plaza
                  New York, NY  10006

                  Attention:  David Lopez, Esq.

            IF TO THE COMPANY:

                  27-01 Queens Plaza North
                  Long Island City, NY  11101

                  Attention:  Treasurer



                                     SII-2